Exhibit 10.6

Date: ………………………… November 2021

GAMING TECHNOLOGIES INC. as chargor PURITAN PARTNERS LLC as secured party

Charge Over Shares

Fieldfisher Riverbank House 2 Swan Lane London EC4R 3TT

Contents

No.	Heading	Page

1	Definitions and interpretation	1

2	Covenant to pay	3

3	Security	3

4	Shares	3

5	Representations and warranties	4

6	Undertakings by the Chargor	5

7	Dividends and votes	6

8	When Security becomes enforceable	7

9	Enforcement of Security	7

10	Receiver	10

11	Powers of Receiver	11

12	Application of proceeds	12

13	Expenses	13

14	Delegation	14

15	Power of attorney	14

16	Non-release provisions	14

17	Release	16

18	Benefit of this Deed	16

19	Notices	16

20	Miscellaneous	17

21	Governing law	18

22	Enforcement	18

Schedule 1		20

Particulars of the Shares		20

THIS DEED is made the ________ day of November 2021

BETWEEN:

(1)             GAMING TECHNOLOGIES INC. (the "Chargor") a Delaware corporation with ,whose principal place of business is at Two Summerlin, Las Vegas, NV 89135 ;and

(2)             PURITAN PARTNERS LLC, a New York limited liability corporation whose principal place of business is 4 Puritan Road, Rye, New York 10580(the "Secured Party").

IT IS AGREED as follows:

1.              Definitions and interpretation

1.1            Definitions

In this Deed:

"Act" means the Law of Property Act 1925;

"Charged Assets" means all or any of the assets of the Chargor which are the subject of any Security created or to be created by this Deed;

"Company" means Gaming Technologies Limited, a company registered in England and Wales with registration number 11047028;

"Default Rate" means the rate specified in section 8(b) of the Loan Note Instrument;

"Dividends" means all dividends, interest and other distributions paid or payable on or in respect of the Shares;

"Event of Default" has the same meaning as in the Loan Note Instrument;

"Loan Note Instrument" means the convertible loan note instrument dated 17 November 2021 pursuant to which the Chargor issued $1,666,666.67 of 10% original issue discount senior secured convertible notes (the "Notes");

"Receiver" means a receiver or receiver and manager appointed by the Secured Party under this Deed;

"Regulations" means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) (as amended) or (where the context admits) equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements;

"Secured Obligations" means all present and future obligations and liabilities of the Chargor to the Secured Party under or in connection with the Transaction Documents whether actual or contingent and whether owed or incurred alone or jointly and/or severally and as principal or as surety or in any other capacity or of any nature;

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect;

"Security Period" means the period beginning on the date of this Deed and ending on the date on which the Secured Party is satisfied that all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and no further Secured Obligations are capable of becoming outstanding;

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"Shares" means the shares in the Company specified in Schedule 1 (Particulars of the Shares) and any other shares in the Company issued and/or allotted to the Chargor or in which the Chargor has an interest from time to time; and

"Transaction Documents" has the meaning given to it in the Loan Note Instrument.

1.2            Construction

(a)             Unless a contrary indication appears, any reference in this Deed to:

(i)              "assets" includes present and future properties, revenues and rights of every description and includes the proceeds of sale of any such asset;

(ii)             the "Secured Party", the "Chargor", or any other person includes its respective successors in title, permitted assigns and or permitted transferees;

(iii)            the "Charged Assets", the "Dividends", the "Secured Obligations" or the "Shares" includes a reference to any of them and to any part of them;

(iv)            this "Deed" or any other agreement or document is a reference to this Deed or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

(v)             a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having a separate legal personality);

(vi)            a provision of law is a reference to that provision as amended or re-enacted and includes any subordinate legislation;

(vii)           a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)          "this Security" means any Security created or constituted by this Deed;

(ix)            the "winding-up" of a person includes the amalgamation, reconstruction, reorganisation, dissolution, liquidation, winding-up, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which the person is incorporated or resident or carries on a material part of its business or has material assets; and

(x)             words in the singular include the plural and vice versa and words in one gender include any other gender.

(b)             The index to and the headings in this Deed are for convenience only and are to be ignored in construing this Deed.

(c)             Terms defined in the Loan Note Instrument have, unless expressly defined in this Deed, the same meanings in this Deed.

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2.              Covenant to pay

The Chargor shall pay to the Secured Party or discharge all the Secured Obligations when due to the Secured Party whether at maturity, on acceleration, on demand or otherwise.

3.              Security

The Chargor with full title guarantee charges to the Secured Party by way of first fixed charge as a continuing security for the payment and discharge of the Secured Obligations all the Chargor's present and future right, title and interest in:

(a)             the Shares; and

(b)             the Dividends.

4.              Shares

4.1            Deposit of certificates

The Chargor shall deposit with the Secured Party:

(a)             on or before the date of this Deed, the certificates or other documents of title to the Shares owned by the Chargor on such date;

(b)             on the date of the acquisition of any Share acquired by the Chargor after the date of this Deed, the certificates or other documents of title to each such Share; and

(c)             duly executed undated blank transfers in respect of the Shares and forms of waiver of any pre-emption rights necessary to enable such transfers to be registered.

4.2            Custody

The Secured Party shall be entitled to provide for the safe custody by third parties of all stock and share certificates and documents of title deposited with it or its nominees relating to the Shares and shall not be responsible for any loss or damage to any such certificates or documents.

4.3            Completion of transfers

The Secured Party may complete any transfer of any of the Shares delivered to it under Clause 4.1 (Deposit of certificates) at any time in favour of itself or any nominee or after this Security has become enforceable in favour of any purchaser of the Shares and may present the same for registration and perfect the title of the Secured Party or its nominee or such purchaser to the Shares.

4.4            Further assurance

The Chargor will, if so requested by the Secured Party or a Receiver at any time, promptly and at the Chargor's expense, execute and deliver and do all deeds, instruments, transfers, powers of attorney, renunciations, proxies, notices, documents, acts and things in such form as the Secured Party or a Receiver may from time to time reasonably require for perfecting or protecting the Secured Party's security over the Charged Assets or facilitating or effecting the realisation of the Charged Assets (including, in so far as it is able, procuring that any transfer of the Charged Assets in favour of the Secured Party or its nominee or any purchaser and any subsequent transfer by the Secured Party is duly registered in the books of the Company) or the exercise of any right, power or discretion exercisable by the Secured Party or any Receiver or any of its or their delegates or sub-delegates in respect of any Charged Asset.

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5.              Representations and warranties

The Chargor makes the representations and warranties set out in this Clause 5 to the Secured Party.

5.1            Status

The Chargor is a corporation , duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has power to carry on its business as it is now being conducted and to own property and other assets.

5.2            Powers, authority and non-conflict

The execution, delivery and performance of this Deed is within the corporate powers of the Chargor, has been duly authorised by all necessary corporate and other action and does not and will not conflict with (a) any law or regulation applicable to it or (b) the Articles of Association or other constitutional documents of the Chargor or (c) any agreement or instrument binding on the Chargor.

5.3            Legal validity

The obligations and liabilities expressed to be assumed by the Chargor under this Deed are subject to any general principles of law limiting its obligations legal, valid, binding and enforceable obligations of the Chargor.

5.4            Authorisations

All authorisations, consents, approvals, resolutions, licences, exemptions, filings or registrations required under any applicable law or regulation (a) to enable it lawfully to carry on its business and to enter into, exercise its rights and comply with its obligations in this Deed, and (b) to make this Deed admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

5.5            Ownership of Charged Assets

(a)             The Chargor is absolutely, solely and beneficially entitled to and the registered holder of all the Shares as from the date they or any part of them falls to be charged under this Deed.

(b)             The rights of the Chargor in respect of the Charged Assets are free from any Security other than a Security created by this Deed.

(c)             There are no agreements or arrangements (including, but not limited to, any restrictions on transfer or rights of pre-emption) affecting the Charged Assets in any way or which would or might in any way fetter or otherwise prejudice the rights of the Chargor or any mortgagee or chargee of the Charged Assets.

(d)             The Shares constitute the entire issued share capital of the Company.

(e)             The Chargor has complied with all notices relating to the Shares received by it pursuant to Part 21A of the Companies Act 2006.

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(f)              No warning notice has been issued under paragraph 1(2) of Schedule 1B of the Companies Act 2006, and no restrictions notice has been issued under paragraph 1(3) of Schedule 1B of the Companies Act 2006, in respect of the Shares.

5.6            Security

This Deed creates the Security it purports to create and is not liable to be avoided or otherwise set aside on the winding-up or administration of the Chargor or otherwise.

5.7            No disposals

The Chargor has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of the Chargor's right, title and interest in and to the Charged Assets.

5.8            The Shares

The Shares are duly authorised, validly issued and fully paid (or credited as fully paid up) and there are no monies or liabilities outstanding in respect of the Shares.

5.9            No unlawful financial assistance

Neither the Chargor, the Company nor any other person has done any act in relation to the acquisition of the Shares by the Chargor which has involved or would involve a breach of section 151 of the Companies Act 1985 or Chapter 2 of Part 18 of the Companies Act 2006 .

5.10         Repetition

The representations and warranties set out in this Clause 5:

(a)             are made on the date of this Deed; and

(b)             are deemed to be repeated by the Chargor on each Interest Payment Date during the Security Period with reference to the facts and circumstances then existing.

6.              Undertakings by the Chargor

The undertakings in this Clause 6 are made in favour of the Secured Party and remain in force throughout the Security Period.

6.1            Restriction on dealing and negative pledge

The Chargor shall not without the prior written consent of the Secured Party:

(a)             permit any person other than the Chargor, the Secured Party or the Secured Party's nominee to be registered as holder of the Shares; or

(b)             create or permit to subsist any Security (other than this Security) on or over any Charged Asset; or

(c)             sell, transfer or otherwise dispose of any Charged Asset.

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6.2            Calls

The Chargor shall pay all calls and other payments when due and discharge promptly all other obligations in respect of the Shares.

6.3            Compliance with laws

The Chargor shall comply promptly with any notice served on it under the Companies Act 2006 and will comply with any law or regulation of any competent authority in any way related to or affecting the Charged Assets and with the conditions of any consent applicable to this Deed.

6.4            Preservation of Charged Assets

The Chargor shall not do or cause or permit to be done anything which is a variation or abrogation of the rights attaching to or conferred by the Charged Assets or which may in any material way depreciate, jeopardise or otherwise prejudice the value to the Secured Party of the Charged Assets or this Deed and the Chargor will vote against any resolution which would have such an effect (if passed).

6.5            The Company

The Chargor shall procure that except with the prior consent of the Secured Party (which consent shall not be unreasonably withheld or delayed):

(a)             no change is made to the present authorised or issued share capital of the Company nor to the Articles of Association or other constitutional documents of the Company; and

(b)             the Company shall not issue any shares, warrants, or other securities other than to the existing shareholders of the Company in proportion to their present shareholdings in the Company, such securities issued to the Chargor to be held on the terms of this Deed as Charged Assets.

6.6            Information

The Chargor shall provide a copy of any report, accounts, circular or notice received in respect of or in connection with any of the Charged Assets to the Secured Party promptly upon receipt by the Chargor.

6.7            People with significant control regime

The Chargor shall:

(a)             within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from the Company; and

(b)             promptly provide the Secured Party with a copy of that notice.

7.              Dividends and votes

Whether the Shares are registered in the name of the Chargor, the Secured Party or a nominee for the Secured Party:

(a)             before this Security becomes enforceable, the Chargor may exercise or direct how the votes attaching to the Shares are to be exercised provided that:

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(i)              no vote shall be cast or right exercised or other action taken which:

(A)            would be inconsistent with or result in any breach of the terms and conditions of this Deed, or might have a material adverse effect on the value of the Shares, or might materially prejudice the interests of the Secured Party in the Charged Assets; or

(B)            relates to a participation in a rights issue or to receiving dividends other than in cash or concerns a merger, consolidation, allotment of shares, change to constitutional documents, transfer of ownership (legal or beneficial), insolvency; and

(ii)             the Chargor shall not, by the exercise of its voting rights, do or otherwise permit or agree to any variation of the rights attaching to the Shares;

(b)             after this Security has become enforceable and the service of notice by the Secured Party to the Chargor the Secured Party may (at its absolute discretion), for the purpose of preserving the value of or realising this Security, exercise or direct how the voting and other rights attached to the Shares are to be exercised to the exclusion of the Chargor, and the Chargor shall on demand execute or cause to be promptly executed and delivered to the Secured Party all such proxies as the Secured Party may require for the purpose of enabling the Secured Party or such person as the Secured Party may select to exercise the voting or other rights referred to in this paragraph; and

(c)             after this Security has become enforceable all Dividends shall be paid to the Secured Party and may be held by the Secured Party as part of the Charged Assets and/or applied by it as though they were proceeds of sale and if any such Dividends shall be received by the Chargor they shall be received and held by the Chargor in trust for the Secured Party until due payment to the Secured Party and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary endorsement).

8.              When Security becomes enforceable

8.1            Timing

This Security shall become immediately enforceable if:

(a)             an Event of Default occurs and is continuing; or

(b)             the Chargor requests the Secured Party to exercise any of its powers under this Deed.

8.2            Enforcement

After this Security has become enforceable, the Secured Party may in its absolute discretion enforce all or any part of this Security in any manner it sees fit.

9.              Enforcement of Security

9.1            Powers of the Secured Party

(a)             The Secured Party is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees, except that section 103 of the Act does not apply.

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(b)             In addition, to the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Charged Assets may after this Security has become enforceable be exercised by the Secured Party in relation to any Charged Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

9.2            Consideration on a disposal

The consideration for any sale or other disposal of the Charged Assets by the Secured Party or any Receiver in the exercise of their respective powers may (in addition to that permitted under the Act on a sale by the Secured Party) consist of cash, shares, securities, debentures or other valuable consideration, may fluctuate according to or dependent upon profit or turnover or be determined by a third party, and may be payable in a lump sum or in instalments (with or without security).

9.3            Liabilities in relation to the Charged Assets

(a)             Neither the Secured Party nor any Receiver shall be liable to account to the Chargor for anything except actual receipts or be liable for any loss on realisation or for any failure to present any coupon, interest or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or notify the Chargor or any such matter or for any failure to ensure that the correct amounts (if any) are paid and received in respect of the Charged Assets or for any negligence by its nominees or agents.

(b)             Neither the Secured Party nor its agents, managers, officers, employees, delegates and advisers nor any Receiver shall be liable to any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any right, power or discretion under this Deed in the absence of gross negligence or wilful misconduct.

(c)             Notwithstanding anything to the contrary in this Deed, the Chargor will remain liable to observe and perform all of the conditions and obligations relating to the Shares and neither the Secured Party nor any Receiver will be under any obligation or liability with respect to the Shares by reason of or arising out of this Deed. Neither the Secured Party nor any Receiver will be required in any manner to perform or fulfil any obligation of the Chargor in respect of the Shares, and shall incur no liability for:

(i)              ascertaining or taking action in respect of any calls, instalments, conversions, exchanges, maturities, tenders, or other matters in relation to the Shares or the nature or sufficiency of any payment whether or not the Secured Party or Receiver has or is deemed to have knowledge of such matters; or

(ii)             taking any necessary steps to preserve rights against prior parties or any other rights relating to any Charged Assets.

9.4            Protection of third parties

No person (including, but not limited to, a purchaser) dealing with the Secured Party or a Receiver or its or his agents will be concerned to enquire:

(a)             whether the Secured Obligations have become payable; or

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(b)             whether any power which the Secured Party or the Receiver is purporting to exercise has become exercisable; or

(c)             whether any money remains due to the Secured Party; or

(d)             how any money paid to the Secured Party or to the Receiver is to be applied.

9.5            Redemption of prior mortgages

At any time after this Security has become enforceable, the Secured Party may:

(a)             redeem any prior Security against any Charged Asset; and/or

(b)             procure the transfer of that Security to itself; and/or

(c)             settle and pass the accounts of the prior mortgagee, chargee or encumbrancer. Any accounts so settled and passed shall be conclusive and binding on the Chargor.

All principal moneys, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Secured Party on demand and form part of the Secured Obligations.

9.6            General

(a)             The power of sale conferred by section 101 of the Act and the other powers conferred on mortgagees and Receivers by this Deed or by law (as varied or extended by this Deed) shall arise on the execution of this Deed by the Chargor and shall be immediately exercisable at any time after this Security has become enforceable.

(b)             Section 103 of the Act (restricting the power of sale) and section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

(c)             For the purposes of all powers implied by statute or arising by law, the Secured Obligations are deemed to have become due on the date of this Deed.

(d)             The power to appoint a Receiver pursuant to Clause 10.1 (Appointment) is in addition to the power to appoint a Receiver under section 101(1)(iii) of the Act. Section 109(1) of the Act does not apply to this Deed.

9.7            Financial collateral

(a)             To the extent that the Shares constitute "financial collateral" and this Deed and the obligations of the Chargor under it constitute a "security financial collateral arrangement" (in each case as defined in, and for the purposes of the Regulations), the Secured Party shall have the right at any time after this Security has become enforceable to appropriate all or any part of such financial collateral in or towards satisfaction of the Secured Obligations.

(b)             Where any financial collateral is appropriated:

(i)              if the financial collateral is listed or traded on a recognised exchange or market index its value will be taken as the value at which it could have been sold on the exchange or index on the date of appropriation;

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(ii)             in any other case, the value of the financial collateral will be such amount as the Secured Party determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it, and the Secured Party will give credit for the value of the financial collateral appropriated to its use. The Chargor agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Regulations.

10.            Receiver

10.1         Appointment

(a)             At any time after this Security has become enforceable, or if the Chargor so requests the Secured Party in writing at any time, the Secured Party may without further notice appoint by deed or in writing under its hand any one or more persons to be a Receiver of all or any part of the Charged Assets.

(b)             If a Receiver is appointed of part of the Charged Assets the Secured Party may subsequently extend the appointment to all or any other part of the Charged Assets or appoint another Receiver of any other part of the Charged Assets.

10.2         Removal

The Secured Party may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver):

(a)             remove any Receiver appointed by it; and

(b)             whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

10.3         Remuneration

The Secured Party may fix the remuneration of any Receiver appointed by it.

10.4         Payments to the Secured Party

Only monies actually paid by a Receiver to the Secured Party in satisfaction or discharge of the Secured Obligations shall be capable of being applied by the Secured Party for that purpose.

10.5         Agent of the Chargor

Each Receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone shall be responsible for his remuneration and for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and the Secured Party shall not incur any liability (either to the Chargor or to any other person) by reason of the Secured Party making his appointment as a Receiver or for any other reason.

10.6         Receivers of the same assets

If at any time any two or more persons hold office as Receivers of the same assets or income, each one of such Receivers shall be entitled (unless the contrary is stated in the instrument(s) appointing them) to exercise all powers and discretions conferred on Receivers by this Deed individually and to the exclusion of the other or others of them.

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11.            Powers of Receiver

11.1         General

Every Receiver has (subject to any limitation or restriction expressed in the instrument appointing him):

(a)             all the rights, powers and discretions conferred on a receiver appointed under the Act and on a receiver or an administrative receiver under the Insolvency Act 1986, or otherwise conferred by any law; and

(b)             all the rights, powers and discretions set out below in this Clause 11 or otherwise conferred by this Deed.

11.2         Possession and control

A Receiver may take possession of, collect and get in the Charged Assets, including (but not limited to) all Dividends, and may do anything which the Receiver considers appropriate for any such purpose.

11.3         Comply with undertakings

A Receiver may comply with and perform all of the undertakings and covenants of the Chargor contained in this Deed.

11.4         Borrow money

For the purpose of exercising any of the rights, powers, authorities and discretions conferred on him by or pursuant to this Deed or for any other purpose a Receiver may raise or borrow money from the Secured Party or others either unsecured or on the security of the Charged Assets (either in priority to this Security or otherwise) and generally on such terms as he may think fit. No person lending that money shall be concerned as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

11.5         Power of sale

A Receiver may sell, transfer, assign, exchange, or otherwise convert into money or realise or dispose of the Charged Assets or concur in any of the same, either by public auction or private contract or in any other manner, and generally in such manner and on such terms and conditions and for such consideration as he may think fit.

11.6         Transfers and other disposals

A Receiver may carry any sale or other disposal into effect by transferring or otherwise making such disposal in the name of the Chargor and for that purpose may give valid receipts for all moneys and enter into covenants and contractual obligations in the name of and so as to bind the Chargor.

11.7         Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to the Charged Assets as he may think fit.

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11.8         Rights and obligations in relation to the Charged Assets

A Receiver may exercise all rights under the Charged Assets, and may enter into, incur, perform, repudiate, rescind, abandon, rectify, vary or novate any right or obligation of the Chargor to any person and do anything (including, but not limited to, making payments) as the Receiver considers may be necessary or incidental to the protection, improvement, preservation or realisation of the Charged Assets or this Deed.

11.9         Dividends

A Receiver may apply all Dividends as if they were proceeds of sale.

11.10       Settle disputes

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to the Charged Assets.

11.11       Arrangements or compromises

A Receiver may make any arrangement or compromise, allow time for payment or enter into, abandon, cancel or disregard any contracts or rights as he may think expedient.

11.12       Prior Security

A Receiver may redeem any prior Security on such terms as he may think fit.

11.13       Act in the Chargor's name

A Receiver may do all acts and execute in the name and on behalf of the Chargor, any deed, receipt or other document.

11.14       Other acts

A Receiver may:

(a)             do all other acts and things which he may consider to be necessary for realising any Charged Asset or incidental or conducive to any of the rights, powers and discretions conferred on a Receiver by this Deed; and

(b)             exercise in relation to the Charged Assets all powers, authorities and things which he could exercise if he were the absolute beneficial owner of the Charged Assets.

12.            Application of proceeds

12.1         Order of application

Any moneys received by the Secured Party or any Receiver under this Deed or otherwise by reason of this Security shall, after this Security has become enforceable, and subject to the repayment of any claims ranking in priority to the Secured Party, be applied in the following order of priority (but without prejudice to the right of the Secured Party to recover any shortfall from the Chargor):

(a)             in satisfaction of or provision for all costs and expenses incurred by the Secured Party or any Receiver and of all remuneration due to any Receiver;

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(b)             in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Act;

(c)             in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations (but only to the extent to which such debts or claims have preference);

(d)             in or towards payment of the Secured Obligations or such part of them as is then due and payable to the Secured Party; and

(e)             in payment of the surplus (if any) to the Chargor or other person entitled to it.

The Secured Party may at any time vary such order in its absolute discretion.

12.2         Contingent or future liabilities

If any money is received by the Secured Party or a Receiver as a result of the enforcement of or otherwise by reason of this Security at a time when the Secured Obligations include contingent or future liabilities the Secured Party or any Receiver may hold some or all of such money in an interest bearing suspense account.

13.            Expenses

13.1         Costs and expenses

The Chargor shall pay to the Secured Party:

(a)             any money paid by the Secured Party or any Receiver as a result of the Secured Party or any Receiver taking action which the Secured Party or any Receiver considers necessary in connection with any Charged Assets or to procure compliance with any obligation of the Chargor in this Deed, or in respect of any action or thing expressed in this Deed to be done at the cost of the Chargor; and

(b)             all reasonably costs, fees, taxes and expenses properly incurred by the Secured Party or any Receiver under or in connection with this Deed or its enforcement and/or the preservation of the Secured Party's rights under this Deed.

13.2         Indemnity

The Chargor shall indemnify each of the Secured Party and any Receiver against all liabilities, claims and expenses whether arising out of contract or in tort or in any other way which it may at any time incur in connection with this Deed or for anything done or omitted to be done in the exercise or purported exercise of its powers pursuant to this Deed.

13.3         Stamp duty

The Chargor shall pay on demand all stamp, documentary, registration and other similar duties and taxes payable in connection with the entry into, performance or enforcement of this Deed and shall indemnify the Secured Party against any liabilities resulting from any delay or failure by the Chargor in making such payment.

13.4         Value Added Tax

Where this Deed requires the Chargor to reimburse the Secured Party for any costs or expenses the Chargor shall at the same time pay and indemnify the Secured Party against all Value Added Tax (or any tax of a similar nature) incurred by the Secured Party in respect of the costs and expenses to the extent that the Secured Party determines that it is not entitled to credit or repayment of the Value Added Tax (or other tax of a similar nature).

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14.            Delegation

The Secured Party and (to the fullest extent permitted by law) any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by the Secured Party or any such Receiver under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Secured Party or such Receiver (as the case may be) may think fit. Neither the Secured Party nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate other than in the event of such delegate or sub-delegate's wilful default or gross negligence.

15.            Power of attorney

The Chargor, by way of security, irrevocably and severally appoints the Secured Party, each Receiver and any of their delegates or sub-delegates to be its attorney in its name and on its behalf to take any action which the Chargor is or may be obliged to take under or pursuant to this Deed or otherwise which the Secured Party or any Receiver in its or his discretion considers to be requisite or appropriate in order to carry any sale or other disposal or appropriation into effect or generally to enable the Secured Party or a Receiver to transfer any interest in the Charged Assets or to exercise the respective powers conferred on them by or pursuant to this Deed or by law, provided that, such power of attorney shall only be exercisable after this Deed has become enforceable in accordance with Clause 8 (When Security becomes enforceable).

16.            Non-release provisions

16.1         Waiver of defences

The obligations and liabilities of the Chargor under this Deed and this Security will not be affected by an act, omission or thing (whether or not known to it or the Secured Party) which, but for this Clause, would reduce, release or prejudice any of such obligations and liabilities or Security including:

(a)             any time, waiver or consent granted to, or composition with, any person;

(b)             the release of any person under the terms of any composition or arrangement;

(c)             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over property of, any person;

(d)             any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(e)             any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)              any amalgamation, merger or reconstruction of the Secured Party with any other person or any sale or transfer of the whole or any part of the assets of the Secured Party to any other person;

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(g)             the existence of any claim, set-off or other rights which any other person may have at any time against the Secured Party;

(h)             any novation, amendment (however fundamental) or replacement of any document or Security;

(i)              any obligation of any person under any document or Security being void, voidable, invalid, unenforceable or otherwise irrecoverable; or

(j)              any insolvency or similar proceedings.

16.2         Immediate recourse

The Chargor waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or Security or claim payment from any person before enforcing this Security. This waiver applies irrespective of any law or any provision of any document to the contrary.

16.3         Appropriations

During the Security Period the Secured Party may:

(a)             refrain from applying or enforcing any moneys, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations, or, subject to Clause 12 (Application of proceeds), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)             hold in an interest bearing suspense account any moneys received from the Chargor for or on account of the Secured Obligations.

16.4         Deferral of Chargor's rights

Until the expiry of the Security Period and unless the Secured Party otherwise directs, the Chargor will not exercise any rights which it may have by reason of the enforcement of this Deed:

(a)             to be indemnified or to claim any contribution in respect of any payment made or moneys received on account of the Chargor's liability under this Deed;

(b)             to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Party or of any guarantee or other Security taken by the Secured Party;

(c)             to bring legal or other proceedings for an order requiring any person to make any payment, or perform any obligation, in respect of which the Chargor has given Security under this Deed;

(d)             to exercise any right of set-off against any person;

(e)             to exercise any right of quasi-retainer or other analogous equitable right; and/or

(f)              to claim or prove as a creditor of any person in competition with the Secured Party.

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16.5         Turnover

If the Chargor receives any benefit, payment or distribution in relation to the rights referred to in Clause 16.4 (Deferral of Chargor's rights) it shall hold that benefit, payment or distribution to the extent necessary to enable the Secured Obligations to be repaid in full on trust for the Secured Party and shall promptly pay or transfer the same to the Secured Party or as the Secured Party may direct for application in or towards discharge of the Secured Obligations.

17.            Release

17.1         Release of Charged Assets

Upon the expiry of the Security Period (but not otherwise), the Secured Party shall, at the request and cost of the Chargor, take whatever action is necessary to release the Charged Assets from this Security.

17.2         Releases conditional

Any settlement, release or discharge under this Deed between the Secured Party and the Chargor will be conditional upon no security or payment to the Secured Party by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, winding-up, administration or insolvency for the time being in force, and if such condition is not satisfied, the Secured Party will be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred and/or to enforce this Security to the full extent of the Secured Obligations.

18.            Benefit of this Deed

18.1         Successors in title

This Deed shall bind and enure to the benefit of the Chargor and the Secured Party and their respective successors.

18.2         Assignment

No Party may assign or transfer any of its rights, and/or obligations under this Deed without the consent of the other Party.

18.3         Disclosure of information

The Secured Party may disclose such information about the Chargor and the Charged Assets as the Secured Party thinks fit to a potential assignee or transferee of all or any part of its rights under this Deed, or to any person who may otherwise enter into contractual relations with the Secured Party in relation to any of the Secured Obligations, or to any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, or to any person if an Event of Default has occurred or the disclosure is in connection with the protection or enforcement of the Secured Party's rights under this Deed.

19.            Notices

19.1         Address

The Chargor's address and email address for any notice, demand or other communication under or in connection with this Deed are:

Address:

Email:

or any substitute address or email address as the Chargor may notify to the Secured Party by not less than five days' written notice. Any such notice, demand or other communication shall also be effective if sent to the Chargor's registered office or the address or email address of the Chargor last known to the Secured Party.

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19.2         Method and receipt

Any notice, demand or other communication to be given or made pursuant to this Deed to the Chargor may be given or made by letter delivered personally or by first class prepaid letter (airmail if overseas) or by email and shall be effective in the case of a letter, when it has been left at the relevant address or on the following day after being deposited in the post prepaid or in the case of an email, when received in readable form, provided that if any notice, demand or communication would become effective under these provisions on a day which is not a business day, or outside normal working hours on a business day, at the place of receipt, it shall become effective at the next business day in such place.

19.3         English language

Any notice given under or in connection with this Deed must be in English.

20.            Miscellaneous

20.1         No third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

20.2         Continuing Security

This Deed is a continuing security and extends to the balance from time to time of the Secured Obligations irrespective of any intermediate payment of monies due to the Secured Party.

20.3         Additional Security

This Deed is in addition to and will not in any way be prejudiced or affected by the holding or release by the Secured Party or any other person of any other Security at any time held by the Secured Party.

20.4         Consolidation

The restrictions on the right of consolidating mortgage securities contained in section 93 of the Act will not apply to this Deed.

20.5         Illegality

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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20.6         Remedies

No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

20.7         Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

21.            Governing law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

22.            Enforcement

22.1         Jurisdiction

(a)             The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligations arising out of or in connection with this Deed) (a "Dispute").

(b)             The Secured Party and the Chargor agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither of them will argue to the contrary.

22.2         Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(a)             irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed ("Proceedings");

(b)             agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned;

(c)             agrees that if any person appointed as process agent is unable for any reason to act as agent for service of process the Chargor will immediately appoint another agent on terms acceptable to the Secured Party (failing which the Secured Party may appoint another person for this purpose); and

(d)             consents to the service of process in any Proceedings by the airmailing of copies, postage prepaid, to it at its address for the time being applying for the purposes of Clause 19 (Notices).

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22.3         Waiver of immunity

The Chargor irrevocably and unconditionally:

(a)             agrees not to claim any immunity from proceedings brought by the Secured Party against the Chargor in relation to this Deed and any non-contractual obligations arising out of or in connection with it and to ensure that no such claim is made on its behalf;

(b)             consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)             waives all rights of immunity in respect of it or its assets.

EXECUTED as a Deed and delivered on the date stated at the beginning of this document.

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Schedule 1

Particulars of the Shares1

Registered Holder	Number of shares or amount of stock	Description of stocks shares, or other securities

The Chargor	979,733	Ordinary shares of £0.01 in the Company

1 Company to confirm share details.

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Chargor

EXECUTED as a DEED on behalf of GAMING TECHNOLOGIES INC., a company incorporated in Delaware, by ________________________, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

____________________________________________________ Authorised signatory

The Secured Party

EXECUTED as a DEED on behalf of PURITAN PARTNERS LLC a New York limited liability company incorporated in the State of New York, USA, by Richard Smithline, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

____________________________________________________ Authorised signatory

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